HJ & ASSOCIATES, L.L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS






June 1, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549

Re:	Ventures-United, Inc.

We were previously the independent accountants for the Company and on October 19, 2000, we reported on the financial statements of the Company for the years ended December 31, 2000 and 1999.

We have read item 8 of the Form 10-KSB of Ventures-United, Inc. and we agree with the statements contained therein as they related to our firm.

Very truly yours,

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Certified Public Accountants